Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

The unaudited pro forma statements of operations for the three and six months ended June 30, 2016 and three and nine months ended September 30, 2016 present our consolidated results of operations giving pro forma effect as if the Business Combination (as defined below) had occurred as of January 1, 2016. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of our predecessor entity.
On November 4, 2016 (the “Closing Date”), in a transaction referred to as the “Business Combination,” Hostess Brands, Inc. (the "Company"), then known as Gores Holdings, Inc. acquired a controlling interest in Hostess Holdings, L.P. (“Hostess Holdings”), an entity owned indirectly by C. Dean Metropoulos and certain equity funds managed by affiliates of Apollo Global Management, LLC (the “Apollo Funds”). Hostess Holdings had acquired the Hostess brand and certain strategic assets out of the bankruptcy liquidation proceedings of its prior owner (“Old Hostess”), free and clear of all past liabilities, in April 2013, and relaunched the Hostess brand later that year.
The Business Combination was accounted for using the acquisition method of accounting. The initial estimated fair values of the acquired assets and assumed liabilities as of the Closing Date, which are based on the consideration paid and estimates and our assumptions, are reflected herein. The total purchase price of approximately $2.4 billion to acquire Hostess Holdings, has been allocated to the assets acquired and assumed liabilities of Hostess Holdings based upon estimated fair values at the date of acquisition. Third party valuation specialists conducted analyses in order to assist our management in determining the fair values of the acquired assets and liabilities assumed. The Company has estimated the fair value of assets acquired and liabilities assumed at the date of acquisition. The unaudited pro forma consolidated financial information is included for informational purposes only and does not purport to reflect the results of operations of Hostess Brands, Inc. that would have occurred had the Business Combination occurred as of January 1, 2016.
The unaudited pro forma financial information contains a variety of adjustments, assumptions and estimates, is subject to numerous other uncertainties and the assumptions and adjustments as described in the accompanying notes hereto and should not be relied upon as being indicative of our results of operations had the Business Combination occurred on January 1, 2016. The unaudited pro forma financial information also does not project our results of operations for any future period or date. The acquisition of Superior Cake Products, Inc. (“Superior”) occurred in May 2016. The unaudited pro forma consolidated financial information for the three and six months ended June 30, 2016 and three and nine months ended September 30, 2016 includes the results of the Superior acquisition and its related operations from the date of acquisition through the respective period end. We evaluated the impact of the Superior acquisition on the Company’s financial statements and concluded that the impact was not significant and did not require nor separately warrant the inclusion of pro forma financial results assuming the acquisition of Superior at January 1, 2016 under applicable SEC rules and regulations or under GAAP.
On November 18, 2016, we refinanced our first and second lien term loans (the “Former First and Second Lien Term Loans”) into one new first lien term loan in the aggregate principal amount of $998.8 million and with a maturity date of August 3, 2022 (the “New First Lien Term Loan”). We evaluated the impact of the refinancing of existing debt pursuant to the New First Lien Term Loan, completed on November 18, 2016, and concluded that the impact was not significant and did not require nor separately warrant the inclusion of pro forma financial results assuming the completion of the refinancing on January 1, 2016.
The pro forma adjustments give effect to the items identified in the pro forma tables below in connection with the Business Combination.

Unaudited Pro Forma Consolidated Statement of Operations

	Historical(i)			Pro Forma	Historical(i)			Pro Forma
(In thousands, except share and per share data)	Three Months Ended June 30, 2016	Pro Forma Adjustments		Three Months Ended June 30, 2016	Six Months Ended June 30, 2016	Pro Forma Adjustments		Six Months Ended June 30, 2016

Net revenue	$192,343	$—		$192,343	$352,560	$—		$352,560
Cost of goods sold	105,917	242	(ii)	106,159	195,809	500	(ii)	196,309
Gross profit	86,426	(242)		86,184	156,751	(500)		156,251

Operating costs and expenses:
Advertising and marketing	9,949	—		9,949	17,148	—		17,148
Selling expense	8,109	—		8,109	14,904	—		14,904
General and administrative	11,593	(251)	(ii)	11,342	21,231	(307)	(ii)	20,924
Amortization of customer relationships	156	5,979	(iii)	6,135	312	12,012	(iii)	12,324
Impairment of property and equipment	—	—		—	7,267	—		7,267
Loss on sale/abandonment of property and equipment and bakery shutdown costs	80	—		80	260	—		260
Business combination transaction costs	2,801	(2,226)	(iv)	575	3,016	(2,441)	(iv)	575
Related party expenses	1,138	—		1,138	2,373	—		2,373
Total operating costs and expenses	33,826	(3,502)		37,328	66,511	9,264		75,775
Operating income	52,600	(3,744)		48,856	90,240	(9,764)		80,476
Other expense:				—
Interest expense, net	17,893	(4,624)	(v)	13,269	35,742	(9,248)	(v)	26,494
Other expense	4,918	—		4,918	6,172	—		6,172
Total other expense	18,811	(4,624)		18,187	41,914	(9,248)		32,666
Income before income taxes	29,789	880		30,669	48,326	(516)		47,810
Income tax expense	317	8,425	(vi)	8,742	317	13,308	(vi)	13,625
Net income	29,472	(7,545)		21,927	48,009	(13,824)		34,185
Less: Net income attributable to the non-controlling interest	852	6,733	(vii)	7,585	1,780	10,102	(vii)	11,882
Net income attributable to Class A shareholders	$28,620	$(14,278)		$14,342	$46,229	$(23,926)		$22,303
Earnings per Class A share:
Basic				$0.15				$0.23
Diluted				$0.15				$0.23
Weighted-average shares outstanding:
Basic		97,589,217	(viii)	97,589,217		97,589,217	(viii)	97,589,217
Diluted		97,589,217	(viii)	97,589,217		97,589,217	(viii)	97,589,217

i.
The amounts in these columns represent Hostess Holdings historical results of operations for the period reflected. Certain amounts previously reported within the 2016 Hostess Holdings quarterly financial statements have been reclassified to conform with financial statement presentation within the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

ii.	Represents the adjustment to depreciation expense associated with the allocation of purchase price to property and equipment.

iii.	Represents additional amortization expense associated with the fair value recognized for customer relationships in connection with the Business Combination.

iv.	This adjustment consists primarily of legal and professional fees and other costs associated with the Business Combination.

v.	Represents the reduction in interest expense due to the repayment of Hostess Holdings debt pursuant to the terms of the Business Combination.

vi.	Represents the effective income tax rate of 28.5%, giving effect to the non-controlling interest, a partnership for income tax purposes.

vii.
Represents the elimination of historical income attributable to the non-controlling interest and attributes a portion of the pro forma income to the non-controlling interest created in the Business Combination. Income is allocated to the non-controlling interest based on its pro rata share of the total equity of Hostess Holdings.

viii.
Represents the basic and diluted weighted average number of Class A shares that would have been outstanding had the Business Combination occurred on January 1, 2016. The outstanding warrants were determined not to be dilutive.

Results of Operations by Segment—For the Unaudited Pro Forma Three and Six Months Ended June 30, 2016

	Historical(i)			Pro Forma	Historical(i)			Pro Forma
(In thousands)	Three Months Ended June 30, 2016	Pro Forma Adjustments		Three Months Ended June 30, 2016	Six Months Ended June 30, 2016	Pro Forma Adjustments		Six Months Ended June 30, 2016
Net revenue	$192,343	$—		$192,343	$352,560	$—		$352,560
Cost of goods sold	105,917	242	(ii)	106,159	195,809	500	(ii)	196,309
Gross profit	86,426	(242)		86,184	156,751	(500)		156,251

Segment
Net Revenue
Sweet baked goods	179,088	—		179,088	333,815	—		333,815
Other	13,255	—		13,255	18,745	—		18,745
	192,343	—		192,343	352,560	—		352,560
Gross Profit
Sweet baked goods	82,152	(242)	(ii)	81,910	150,545	(500)	(ii)	150,045
Other	4,274	—		4,274	6,206	—		6,206
	$86,426	$(242)		$86,184	$156,751	$(500)		$156,251

i.	The amounts in these columns represent Hostess Holdings historical results of operations for the period reflected.

ii.	Represents the adjustment to depreciation expense associated with the allocation of purchase price to property and equipment.

Unaudited Pro Forma Consolidated Statement of Operations

	Historical(i)			Pro Forma	Historical(i)			Pro Forma
(In thousands, except share and per share data)	Three Months Ended September 30, 2016	Pro Forma Adjustments		Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016	Pro Forma Adjustments		Nine Months Ended September 30, 2016

Net revenue	$196,197	$—		$196,197	$548,757	$—		$548,757
Cost of goods sold	113,618	(185)	(ii)	113,433	309,427	315	(ii)	309,742
Gross profit	82,579	185		82,764	239,330	(315)		239,015

Operating costs and expenses:
Advertising and marketing	10,381	—		10,381	27,529	—		27,529
Selling expense	8,271	—		8,271	23,175	—		23,175
General and administrative	10,784	(346)	(ii)	10,438	32,015	(653)	(ii)	31,362
Amortization of customer relationships	156	5,938	(iii)	6,094	468	17,950	(iii)	18,418
Impairment of property and equipment	—	—		—	7,267	—		7,267
Loss on sale/abandonment of property and equipment and bakery shutdown costs	226	—		226	486	—		486
Business combination transaction costs	4,049	(4,049)	(iv)	—	7,065	(6,490)	(iv)	575
Related party expenses	1,058	—		1,058	3,431	—		3,431
Total operating costs and expenses	34,925	1,543		36,468	101,436	10,807		112,243
Operating income	47,654	(1,358)		46,296	137,894	(11,122)		126,772
Other expense:				—
Interest expense, net	18,004	(4,623)	(v)	13,381	53,746	(13,871)	(v)	39,875
Other expense (income)	(3,827)	—		(3,827)	2,345	—		2,345
Total other expense	14,177	(4,623)		9,554	56,091	(13,871)		42,220
Income before income taxes	33,477	3,265		36,742	81,803	2,749		84,552
Income tax expense	(23)	10,496	(vi)	10,473	294	23,804	(vi)	24,098
Net income	33,500	(7,231)		26,269	81,509	(21,055)		60,454
Less: Net income attributable to the non-controlling interest	2,329	6,852	(vii)	9,181	4,109	16,954	(vii)	21,063
Net income attributable to Class A shareholders	$31,171	$(14,083)		$17,088	$77,400	$(38,009)		$39,391
Earnings per Class A share:
Basic				$0.18				$0.40
Diluted				$0.18				$0.40
Weighted-average shares outstanding:
Basic		97,589,217	(viii)	97,589,217		97,589,217	(viii)	97,589,217
Diluted		97,589,217	(viii)	97,589,217		97,589,217	(viii)	97,589,217

i.
The amounts in these columns represent our Hostess Holdings historical results of operations for the period reflected. Certain amounts previously reported within the 2016 Hostess Holdings quarterly financial statements have been reclassified to conform with financial statement presentation within the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

ii.	Represents the adjustment to depreciation expense associated with the allocation of purchase price to property and equipment.

iii.	Represents additional amortization expense associated with the fair value recognized for customer relationships in connection with the Business Combination.

iv.	This adjustment consists primarily of legal and professional fees and other costs associated with the Business Combination.

v.	Represents the reduction in interest expense due to the repayment of Hostess Holdings debt pursuant to the terms of the Business Combination.

vi.	Represents the effective income tax rate of 28.5%, giving effect to the non-controlling interest, a partnership for income tax purposes.

vii.
Represents the elimination of historical income attributable to the non-controlling interest and attributes a portion of the pro forma income to the non-controlling interest created in the Business Combination. Income is allocated to the non-controlling interest based on its pro rata share of the total equity of Hostess Holdings.

viii.
Represents the basic and diluted weighted average number of Class A shares that would have been outstanding had the Business Combination occurred on January 1, 2016. The outstanding warrants were determined not to be dilutive.

Results of Operations by Segment—For the Unaudited Pro Forma Three and Nine Months Ended September 30, 2016

	Historical(i)			Pro Forma	Historical(i)			Pro Forma
(In thousands)	Three Months Ended September 30, 2016	Pro Forma Adjustments		Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016	Pro Forma Adjustments		Nine Months Ended September 30, 2016
Net revenue	$196,197	$—		$196,197	$548,757	$—		$548,757
Cost of goods sold	113,618	(185)	(ii)	113,433	309,427	315	(ii)	309,742
Gross profit	82,579	185		82,764	239,330	(315)		239,015

Segment
Net Revenue
Sweet baked goods	174,473	—		174,473	508,288	—		508,288
Other	21,724	—		21,724	40,469	—		40,469
	196,197	—		196,197	548,757	—		548,757
Gross Profit
Sweet baked goods	76,777	185	(ii)	76,962	227,322	(315)	(ii)	227,007
Other	5,802	—		5,802	12,008	—		12,008
	$82,579	$185		$82,764	$239,330	$(315)		$239,015

i.	The amounts in these columns represent Hostess Holdings historical results of operations for the period reflected.

ii.	Represents the adjustment to depreciation expense associated with the allocation of purchase price to property and equipment.

Reconciliation of Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure commonly used in the Company's industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company has included Adjusted EBITDA because it believes it provides management and investors with additional information to measure the Company's performance and liquidity, estimate the Company's value and evaluate the Company's ability to service debt.
We define Adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization, (iii) income taxes and (iv) as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company's results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect the Company's capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, the Company's working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on the Company's debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	does not reflect payments related to income taxes, the tax receivable agreement or distributions to the non-controlling interest to reimburse its tax liability.
The Company's presentation of Adjusted EBITDA does not exclude the normal annual cash payments associated with its employment agreement with Mr. Metropoulos as the Chief Executive Officer and/or Executive Chairman. These amounts were $1.1 million and $2.4 million for the three and six months ended June 30, 2016, and $1.1 million and $3.4 million, for the three and nine months ended September 30, 2016, respectively. Following completion of the Business Combination, these expenses will be approximately $0.1 million quarterly.

Reconciliation of Adjusted EBITDA—For the Unaudited Pro Forma Three Months and Six Months Ended June 30, 2016

Reconciliation of Adjusted EBITDA (Unaudited)

(In thousands)		Pro Forma Three Months Ended June 30, 2016	Pro Forma Six Months Ended June 30, 2016

Net income		$21,927	$34,185
Plus non-GAAP adjustments:
Income tax provision		8,742	13,625
Interest expense, net		13,269	26,494
Depreciation and amortization		9,184	18,249
Other (income) expense	i.	4,915	6,169
Impairment of property and equipment	ii.	—	7,267
Loss on sale/abandonment of property and equipment and bakery shutdown costs	iii.	80	260
Business combination transaction costs	iv.	575	575
Adjusted EBITDA		$58,692	$106,824

i.
Other expense primarily consisted of costs associated with a Hostess voluntary recall of approximately 710,000 cases of snack cakes and donuts resulting from the recall by Hostess' supplier, Grain Craft, of certain lots of its flour for undeclared peanut residue, professional fees attributable to the pursuit of a potential acquisition that has since been abandoned, and other special projects. The recall loss was recovered during the third quarter of 2016.

ii.	During the first quarter of 2016, we closed multiple production lines at the Indianapolis, Indiana bakery and transitioned production to other facilities resulting in a loss of $7.3 million.

iii.
For the three and six months ended June 30, 2016, we incurred a loss on a sale/abandonment of property and bakery shutdown costs, primarily due to utilities, insurance, taxes and maintenance expenses related to the Schiller Park, Illinois bakery. In addition we incurred losses related to equipment that we no longer intended to use or had idled.

iv.	For the three and six months ended June 30, 2016, business combination transaction costs consisted of professional and legal costs for the acquisition of Superior.

Reconciliation of Adjusted EBITDA—For the Unaudited Pro Forma Three Months and Nine Months Ended September 30, 2016

Reconciliation of Adjusted EBITDA (Unaudited)

(In thousands)		Pro Forma Three Months Ended September 30, 2016	Pro Forma Nine Months Ended September 30, 2016

Net income		$26,269	$60,454
Plus non-GAAP adjustments:
Income tax provision		10,473	24,098
Interest expense, net		13,381	39,875
Depreciation and amortization		9,103	27,352
Other (income) expense	i.	(3,827)	2,342
Impairment of property and equipment	ii.	—	7,267
Loss on sale/abandonment of property and equipment and bakery shutdown costs	iii.	226	486
Business combination transaction costs	iv.	—	575
Adjusted EBITDA		$55,625	$162,449

i.
Other (income) expense primarily consisted of the recovery of a loss related to a Hostess voluntary recall of approximately 710,000 cases of snack cakes and donuts resulting from the recall by Hostess' supplier, Grain Craft, of certain lots of its flour for undeclared peanut residue, professional fees attributable to the pursuit of a potential acquisition that has since been abandoned, and other special projects.

ii.	During the first quarter of 2016, we closed multiple production lines at the Indianapolis, Indiana bakery and transitioned production to other facilities resulting in a loss of $7.3 million.

iii.
For the three and nine months ended September 30, 2016, we incurred a loss on a sale/abandonment of property and bakery shutdown costs, primarily due to utilities, insurance, taxes and maintenance expenses related to the Schiller Park, Illinois bakery. In addition we incurred losses related to equipment that we no longer intended to use or had idled.

iv.	For the nine months ended September 30, 2016, business combination transaction costs consisted of professional and legal costs for the acquisition of Superior.